UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

[ ]	Definitive Proxy Statement

[x]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a 12
LIVEPERSON, INC.
___________________________________________
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[ ]	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ________________________________________________________________________________________

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[ ]
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(4)	Date Filed: _______________________________________________________________________________________

LIVEPERSON, INC.
475 Tenth Avenue, 5th Floor
New York, New York 10018

On April 30, 2015, LivePerson, Inc., a Delaware corporation (“LivePerson” or the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 4, 2015, and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the offices of LivePerson, 475 Tenth Avenue, 5th Floor, New York, NY 10018, Tel (212) 609-4200.
This additional definitive proxy material is being filed with the Securities and Exchange Commission by the Company to correct a clerical error in the Proxy Statement with respect to annual equity grants made to non-employee directors, which inadvertently omitted that, effective as of June 2015, the annual equity grant made to the Company’s non-employee directors was increased from an option to purchase 20,000 shares of common stock to an option to purchase 30,000 shares of common stock, in each case which options are to be granted on the date of each annual meeting.
The third paragraph of the Proxy Statement entitled “Compensation of Directors in 2014 Fiscal Year is replaced in its entirety with the following:
In March 2015, based on a review of market data regarding non-employee director compensation, in order to align with median non-employee director compensation of our peer group companies, the Board determined that, effective as of June 2015, the annual cash stipend for our non-employee directors will be increased from $30,000 to $35,000, and the annual equity grant for our non-employee directors will be increased from an option to purchase 20,000 shares to an option to purchase 30,000 shares of our common stock, which options are to be granted on the date of each annual meeting of stockholders pursuant to our 2009 Stock Incentive Plan.
Except as described above, this additional definitive proxy material does not modify, amend, supplement or otherwise affect the Proxy Statement.

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